EXHIBIT 10.49



                     PROMISSORY NOTE SATISFACTION AGREEMENT

         This Agreement (this "Agreement"), dated March __, 2000, is entered into by and between Entrade Inc., a Pennsylvania corporation ("Payor") and Corey
P. Schlossmann ("Payee").


                                   WITNESSETH

         WHEREAS, pursuant to a certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated October 15, 1999, by and among Payor, Payee and certain other parties thereto, Payor, among other things, acquired all of the Shares of the Acquired Corporations then owned by Payee in consideration of 100,000 shares of Payor's Stock issued to Payee, the Short Term Note issued to Payee, and the Payee Note (as defined below) issued to Payee. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Stock Purchase Agreement.

         WHEREAS, pursuant to a certain Term Note (the "Payee Note"), dated October 15, 1999, Payor promised to pay to the order of Payee One Million Four Hundred Thousand dollars ($1,400,000) in installments as follows: $350,000 on the April 1, 2000 (the "Initial Installment"), $350,000 on October 1, 2000 and $700,000 on October 1, 2001 (together with interest as provided in the Payee Note, the "Note Obligations").

         WHEREAS, Payor desires to satisfy all Note Obligations and Payee desires to accept such satisfaction pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

I.       The Payment and Satisfaction.

         I.1. Terms of the Payment and Satisfaction. Payor agrees to accelerate to March 20, 2000 (the "Cash Payment Date"), the payment of the Initial
Installment, plus interest earned through such date, by wire transfer of immediately available funds to Payee (the "Cash Amount"). Thereafter, on the Closing Date (as defined below), as payment in full for all remaining Note Obligations, Payor will issue to Payee an aggregate of Twenty-Six Thousand Five Hundred Sixty-Two (26,562) fully paid and non-assessable shares of Entrade's common stock (collectively, the "Entrade Stock"). The Entrade Stock issued
hereunder  is  hereby  expressly   excluded  from  the  Stock   Restriction  and
Registration Rights Agreement dated as of October 15, 1999, by and between Payor, Payee, and certain other parties thereto (the "Stock Restriction Agreement").
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         I.2. The Closing. The closing of the transactions  contemplated by this
Agreement (the "Closing") shall take place on the date hereof (the "Closing Date") at the offices of the Payor three business days after the shareholders of Payor approve of the transaction contemplated to take place at the Closing. If the shareholders of the Payor do not approve such transaction, then Payor shall remain obligated to satisfy all remaining Note Obligations in accordance with the terms of the Payee Note.

         I.3. Release from Stock Restriction Agreement. Payor hereby agrees that 26,562 of the Company Shares that are, as of the date hereof, subject to the restrictions contained in Section 5 of the Stock Restriction Agreement shall be deemed to be Saleable Company Shares from and after the date hereof.

II.      Representations and Warranties of Payee.

         Payee represents and warrants to Payor as follows:

         II.1. Authorization. Payee has full power and authority to execute, deliver and perform this Agreement and the transactions contemplated herein and all other agreements, documents and instruments that may be executed by Payee in connection with this Agreement. This Agreement has been duly executed and delivered by Payee and constitutes the legal, valid and binding obligation of Payee, enforceable against Payee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting or relating to the enforcement of creditors rights generally and the availability of equitable remedies, including specific performance.

         II.2. No Violation, Etc. Neither Payee's execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor compliance by Payee with any of the provisions hereof will: (i) result in the creation of any Encumbrance under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, or any other instrument or obligation to which Payee is a party, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Payee or require consent or approval from any governmental, administrative or self-regulatory authority.

         II.3. Investment Representations. Payee is an accredited investor and Payee is acquiring the Entrade Stock set forth herein for Payee's own account (and not for the account of others), for investment and not with a view to the sale, transfer, disposition or distribution thereof. Payee understands that the Entrade Stock has not been registered under the securities laws of the United States of America or any state or other political subdivision thereof, and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the United States and other applicable securities laws or is exempt from registration. Payee will not sell or otherwise dispose of Entrade Stock (whether pursuant to a liquidating distribution or otherwise) without registration under the Securities Act of 1933 (the "Securities Act") or an exemption therefrom, and the certificate or certificates representing the Entrade Stock may contain a legend to the foregoing effect. Notwithstanding the foregoing, Payee acknowledges that Payor intends to file, within twenty days of the date of this agreement, a Registration Statement with the Securities and Exchange Commission on Form S-4, which Registration Statement is intended to include the Entrade Shares. Payor agrees to use its best efforts to file such Registration Statements, to ensure that such Registration Statement includes the Entrade Shares, and to take all reasonable actions to ensure that such Registration Statement becomes effective.
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         II.4. Ownership.  Payee has all right, title and interest in and to the
Payee Note that Payee acquired on October 15, 1999, and has not assigned, transferred, encumbered, hypothecated or otherwise transferred any right, title or interest in or to the Payee Note to any third party.

         II.5. Litigation. There is no litigation, proceeding or arbitral action pending or, so far as is known to Payee, threatened against Payee that would adversely affect Payee's ability to consummate the transactions contemplated hereby.

III.     Representations and Warranties of Payor.

         Payor represents and warrants to Payee as follows:

         III.1. Organization and Qualification. Payor is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

         III.2. Authorization. This Agreement and all other agreements, documents and instruments that may be executed by Payor in connection with this Agreement and the transactions contemplated herein have been duly approved by all necessary corporate action on the part of Payor. This Agreement has been duly executed and delivered by Payor and constitutes the legal, valid and binding obligation of Payor, enforceable against Payor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting or relating to the enforcement of creditors rights generally and the availability of equitable remedies, including specific performance.

         III.3. No Violation, Etc. Neither Payor's execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor compliance by Payor with any of the provisions hereof will: (i) violate or conflict with the articles of incorporation, by-laws or other organizational documents of Payor, (ii) result in the creation of any Encumbrance under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, or any other instrument or obligation to which Payor is a party, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Payor or require consent or approval from any governmental, administrative or self-regulatory authority.

         III.4. Valid Issuance, Etc. At the Closing, the Entrade Stock will be validly authorized, validly issued, fully paid, and nonassessable and will not have been issued in violation of any preemptive right of stockholders, and Payee will receive good title to the Entrade Stock, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts or other rights of any third party.

         IIII.5. Litigation. There is no litigation, proceeding or arbitral action pending or, so far as is known to Payor, threatened against Payor that would adversely affect Payor's ability to consummate the transactions contemplated hereby.

IV.      Conditions to Closing.

         The obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment, or waiver, of the following conditions:

         IV.1. Payment. Payor shall have delivered the Cash Amount to Payee on or about the Cash Payment Date, and Payor shall deliver the Entrade Stock to Payee on the Closing Date.

         IV.2. Cancellation of Payee Note. At the Closing, Payee shall deliver to Payor the original Payee Note marked "CANCELLED."

V.       Indemnification.

         V.1. General. Each party (the "indemnifying party") shall indemnify and hold harmless the other party and the other party's affiliates, officers, directors, trustees, stockholders, employees, agents, and representatives from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), based upon or arising out of a breach of any covenant, agreement, representation, or warranty made by the indemnifying party in this Agreement.

         V.2.  Survival.  All  representations,   warranties,   covenants,   and
agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder.

VI.      Miscellaneous.

         VI.1. Further Actions. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         VI.2. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         VI.3. Waiver. Any waiver by either party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         VI.4. Binding Effect. No party may sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement without first receiving the prior written consent of the other party, such consent shall not be unreasonably withheld.

         VI.5. Expenses. Each party shall be responsible for its own expenses in connection with this Agreement.

         VI.6. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 6.4).

         VI.7. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         VI.8.  Headings.   The  headings  in  this  Agreement  are  solely  for
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         VI.9. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflict of laws.

               *** Remainder of Page Intentionally Left Blank ***

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.





                                           ------------------------------------
                                           Corey P. Schlossmann



                                           ENTRADE INC.


                                           ------------------------------------
                                           By: Mark F. Santacrose
                                           Its:President